Exhibit 99.1

REPORT OF INDEPENDENT AUDITORS

The Board of Directors

Intel Corporation

We have audited the accompanying statements of assets to be acquired of the Modular Communications Platform Division (see Note 1 – Basis of Presentation) as of December 30, 2006 and December 31, 2005 and the related statements of net revenues and direct expenses for each of the three years in the period ended December 30, 2006. These financial statements are the responsibility of the management of the Modular Communications Platform Division. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Modular Communications Platform Division’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Modular Communications Platform Division’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the statements referred to above present fairly the assets to be acquired of the Modular Communications Platform Division as of December 30, 2006 and December 31, 2005, and its net revenues and direct expenses for each of the three years in the period ended December 30, 2006, in conformity with accounting principles generally accepted in the United States.

/s/ Ernst & Young LLP

San Jose, California

September 13, 2007

MODULAR COMMUNICATIONS PLATFORM DIVISION

STATEMENTS OF ASSETS TO BE ACQUIRED

(in thousands)

	June 30, 2007	December 30, 2006	December 31, 2005
	(unaudited)
ASSETS TO BE ACQUIRED
Inventories	$5,479	$5,670	$2,856
Property and equipment, net	168	65	63

Total assets to be acquired	$5,647	$5,735	$2,919

See accompanying notes

MODULAR COMMUNICATIONS PLATFORM DIVISION

STATEMENTS OF NET REVENUES AND DIRECT EXPENSES

(in thousands)

	For the Six Months Ended		For the Years Ended
	June 30, 2007	July 1, 2006	December 30, 2006	December 31, 2005	December 25, 2004
	(unaudited)	(unaudited)
Net revenue	$32,603	$36,960	$82,378	$58,247	$54,175
Cost of Sales	30,993	32,615	82,361	50,113	53,272

Gross margin	1,610	4,345	17	8,134	903
Direct operating expenses:
Research and development	14,437	19,432	36,397	38,819	25,031
Selling, general and administrative	13,504	25,480	47,731	43,194	24,250

Total direct operating expenses	27,941	44,912	84,128	82,013	49,281
Total direct expenses	58,934	77,527	166,489	132,126	102,553

Total direct expenses in excess of net revenue	$(26,331)	$(40,567)	$(84,111)	$(73,879)	$(48,378)

See accompanying notes

MODULAR COMMUNICATIONS PLATFORM DIVISION

NOTES TO STATEMENTS OF ASSETS TO BE ACQUIRED

AND STATEMENTS OF NET REVENUES AND DIRECT EXPENSES

As of June 30, 2007 (Unaudited), December 30, 2006 and December 31, 2005, for Each

of the Three Years in the Period Ended December 30, 2006 and for the Six Months

Ended June 30, 2007 (Unaudited) and July 1, 2006 (Unaudited)

1. Organization and Basis of Presentation

Organization

The ATCA and compact PCI product lines within the Modular Communications Platform Division were combined to represent a business, hereinafter, the “Business,” that designs, manufactures, markets, and sells bladed server products for use in telecommunication applications throughout the world. The Business was part of a division of Intel Corporation (“Intel”), operating within the Digital Enterprise Group for the three years ended December 30, 2006 and for the six month period ended June 30, 2007.

The Business has a 52- or 53-week fiscal year that ends on the last Saturday in December. Fiscal year 2006, a 52-week year, ended on December 30. Fiscal year 2005, a 53-week year, ended on December 31. Fiscal year 2004 was a 52-week year that ended on December 25. The six-month periods ended June 30, 2007 and July 1, 2006, represented 26-week periods.

The U.S. dollar is the functional currency for the Business. Monetary accounts denominated in non-U.S. currencies, such as payables to employees, have been remeasured to the U.S. dollar using exchange rates in effect at the end of the respective financial period.

Basis of Presentation

The accompanying financial statements were prepared to present, pursuant to the Asset Purchase Agreement dated September 7, 2007 (the “Asset Purchase Agreement”) between Intel and RadiSys Corporation (“RadiSys”), the assets to be acquired and the related net revenues and direct expenses of the Business. The accompanying financial statements of the Business exclude certain assets and all liabilities of the Business, include all net revenues and direct expenses of the Business, and include an allocation of certain expenses for services provided by Intel for the periods presented. Separate complete historical financial information was not maintained for the Business and, as a result, allocations were required to approximate the operating activity of the Business (see Note 2).

The accompanying financial statements have been prepared from the historical accounting records of Intel and do not purport to reflect the assets to be acquired and the net revenues and direct expenses that would have resulted if the Business had been a separate, stand-alone company during the periods presented. It is not practical for management to reasonably estimate expenses that would have resulted if the Business had operated as an unaffiliated independent company. Since separate complete financial statements were not maintained for the Business’ operations, preparation of statements of operations and cash flows, including amounts charged for income taxes, interest, and other expenses, was deemed impractical. Additionally, since only certain assets are being acquired and no liabilities are being assumed, a balance sheet and statement of stockholders’ equity is not applicable.

As a business unit of Intel, the Business is dependent upon Intel for all of its working capital and financing requirements.

Unaudited Financial Statements

The statements of assets to be acquired at June 30, 2007 and the statements of net revenues and direct expenses for the six months ended June 30, 2007 and July 1, 2006 are unaudited, but include all adjustments (consisting only of normal recurring adjustments) that the Business considers necessary for a fair statement of its assets to be acquired as of those dates and net revenues and direct expenses for those periods. The net revenues and direct expenses for the six months ended June 30, 2007 are not necessarily indicative of the results that may be expected for the year ending December 29, 2007, or any future period.

2. Accounting Policies

Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. The accounting estimates that require management’s most significant, difficult and subjective judgments include valuation of inventory and the allocation of Intel expenses related to the Business. Actual results could differ from those estimates.

Revenue Recognition

The Business enters into customer arrangements to deliver hardware, software, and, in some cases, services under product support arrangements (multiple element deliverables). Customer arrangements that include software that is essential to the functionality of the deliverables are accounted for in accordance with Statement of Position (“SOP”) No. 97-2, Software Revenue Recognition (“SOP 97-2”), and all related amendments and interpretations. All other customer arrangements are accounted for in accordance with Security and Exchange Commission (“SEC”) Staff Accounting Bulletin No. 104, Revenue Recognition and Emerging Issues Task Force (“EITF”) Issue 00-21, Revenue Arrangements with Multiple Deliverables.

Arrangements with multiple deliverables accounted for in accordance with SOP 97-2 are evaluated to determine if the deliverables (items) can be divided into more than one unit of accounting. An item accounted for in accordance with SOP 97-2 can generally be considered a separate unit of accounting if there is vendor-specific objective evidence of the fair value of the item. Vendor-specific objective evidence is limited to the sales price of the item when it is sold separately.

Deliverables provided under all other arrangements with multiple deliverables can generally be considered a separate unit of accounting if all of the following criteria are met:

•	The delivered item(s) has (have) value to the customer on a stand-alone basis

•	There is objective and reliable evidence of the fair value of the undelivered item(s)

•

If the arrangement includes a general right of return relative to the delivered item(s), delivery or performance of the undelivered item(s) is considered probable and substantially in the control of the Business

Deliverables that do not meet the criteria for separation are combined into a single unit of accounting. If there is objective and reliable evidence of fair value (or vendor-specific evidence of fair value for software arrangements) for all units of accounting, the arrangement consideration is allocated to the separate units of accounting based on their relative fair values. In cases where there is objective and reliable evidence of the fair value (or vendor-specific evidence of fair value for software arrangements) of the undelivered item(s) in an arrangement but no such evidence for the delivered item(s), the residual method is used to allocate the arrangement consideration. For units of accounting that include more than one deliverable, the Business generally defers all revenue for the unit of accounting until the period over which the last undelivered item is delivered. The revenue policies described below are then applied to each unit of accounting.

The Business recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable, and collectibility is reasonably assured. Revenue generated under product support arrangements, which include access to technical support personnel, is deferred and recognized ratably over the period during which the services are to be performed, which is typically one year.

The Business recognizes net revenue when the earnings process is complete, as evidenced by an agreement with the customer, transfer of title, and acceptance, if applicable, as well as fixed pricing and reasonable assurance of collectibility. Pricing allowances, including discounts based on contractual arrangements with customers, are recorded when revenue is recognized as a reduction to both accounts receivable and revenue. Because of frequent sales price reductions and rapid technology obsolescence in the industry, sales made to distributors under agreements allowing price protection and/or right of return are deferred until the distributors sell the merchandise. Shipping charges billed to customers are included in net revenue, and the related shipping costs are included in cost of sales.

Cost of Sales

Cost of sales represents all fixed and variable costs associated with manufacturing, assembling, and testing products, including subcontract manufacturing, direct and indirect labor and materials, manufacturing and other indirect allocations, and excess and obsolete inventory charges. Manufacturing process start-up costs are classified as cost of sales once manufacturing process validation is achieved. Cost of sales also includes costs associated with engineering support, excess manufacturing capacity, indirect materials, royalties, and other fixed manufacturing overhead.

Direct Operating Expenses

The caption “direct operating expenses” on the accompanying statements of net revenues and direct expenses represents the total direct expenses recorded within or allocated to the Business. Not all of the research, development, sales, general and administrative expenses for the Business were recorded in accounts or cost centers exclusively related to the Business. Certain research, development, sales, and general and administrative costs were extracted or allocated from Intel accounts based upon specifically identifiable cost centers associated with the activities of the Business. These cost centers capture a portion of the Business’ total operating expenses. All other operating expenses, including portions of research, development, sales, and general and administrative expenses, are allocations based primarily on headcount, normalized square footage, revenue, direct attribution of costs to the Business, or other applicable metrics. Allocation methodologies are consistent with Intel policies that existed during the periods presented. Management believes the allocation of operating expenses captured in accounts or cost centers not exclusive to the Business fairly reflect the direct operating expenses of the Business. The Business’ selling, general and administrative expenses also include allocations for certain corporate-related activities incurred by Intel such as human resources, finance, legal, and sales and marketing support. In addition, allocations for 2006 reflect stock-based compensation charges resulting from the adoption of Statement of Financial Accounting Standard (“SFAS”) No. 123(R), effective January 1, 2006. These stock-based compensation charges were allocated to the business in accordance with Intel’s corporate allocation methodology. The Business’ statements of net revenues and direct expenses also exclude allocations of gains or losses on derivative instruments, interest income, interest expense, and income taxes.

Total allocations were $26,962,000, $12,334,000, and $6,549,000 (including $839,000, $0, and $0 classified as cost of sales) for 2006, 2005, and 2004, respectively. Total allocations were $8,239,000 (unaudited and including $152,000 classified as cost of sales) and $14,916,000 (unaudited and including $342,000 classified as cost of sales) for the six months ended June 30, 2007 and July 1, 2006, respectively.

The direct operating expenses are not necessarily indicative of the expenses that would have been incurred had the Business operated as a separate stand-alone company during the periods presented. It is not practical for management to reasonably estimate the expenses that would have been incurred had the Business operated as an unaffiliated independent business.

Research and Development

Research and development expenditures are charged to operations as incurred. Statement of Financial Accounting Standards No. 86 (“SFAS 86”), Accounting for the Costs of Computer Software to Be Sold, Leased or Otherwise Marketed, requires the capitalization of certain software development costs subsequent to the establishment of technological feasibility. Based on the Business’ product development process, technological feasibility is established upon the completion of a working model. Costs incurred by the Business between the completion of the working model and the point at which the product is ready for general release have been insignificant. Accordingly, the Business has charged all such costs to research and development expense in the accompanying statements of net revenues and direct expenses. As a result, research and development expenditures are not reflected in the accompanying statement of assets to be acquired of the Business.

Product Warranty

The Business generally sells products with a limited warranty of product quality. The Business accrues for known warranty expenses if a loss is probable and can be reasonably estimated, and accrues for estimated incurred but unidentified warranty issues based on historical activity. Warranty expenses were not significant during the periods presented.

3. Transition Services and Supply Agreements

In connection with the Asset Purchase Agreement, the two parties entered into a Transition Services Agreement (collectively, the “Agreements”). Pursuant to the terms of the Agreements, Intel intends to manufacture, assemble, and test and supply products that are sold by the Business. This arrangement is expected to continue through at least fiscal year 2007, while RadiSys arranges other resources. Intel will also provide certain transition services to RadiSys, including financial services, supply chain support, data extraction, conversion services, facilities and site computing support, and office space services. The transition period is expected to be approximately 180 calendar days. With the exception of finished goods, inventory is not being acquired by the Buyer pursuant to the Asset Purchase Agreement and is, therefore, not included in the purchase price of the Business. However, for additional consideration RadiSys may purchase upon transition inventory specific to the Business, as identified by Intel. Further upon transition, RadiSys will assume the Business’ customer relationships and responsibilities pursuant to the terms of the Transition Services Agreement.

4. Inventories

Inventory cost is computed on a currently adjusted standard basis (which approximates actual cost on an average of first-in, first-out basis). The valuation of inventory requires the Business to estimate obsolete or excess inventory, as well as inventory that is not of saleable quality. Inventory is determined to be saleable based on an actual demand within a specific time horizon, generally six months or less. Inventory in excess of saleable amounts is not valued and the remaining inventory is valued at the lower of cost or market.

Inventories consisted of the following (in thousands):

	June 30, 2007	December 30, 2006	December 31, 2005
	(unaudited)
Finished goods	$5,479	$5,670	$2,856

Total inventories	$5,479	$5,670	$2,856

5. Property and Equipment, Net

Property and equipment are stated at cost. Depreciation of property and equipment is computed on a straight-line method over the estimated useful lives of the assets or the lease term, whichever is shorter. The estimated useful lives are four years. Pursuant to the Agreement, for additional consideration the buyer can purchase, within six months of the closing date, additional fixed assets specific to the business.

Property and equipment consisted of the following (in thousands):

	June 30, 2007	December 30, 2006	December 31, 2005
	(unaudited)
Machinery and equipment	$235	$111	$82
Less accumulated depreciation	67	46	19

Total property and equipment, net	$168	$65	$63

Direct operating expenses include depreciation on property and equipment of the Business, a portion of which is being acquired by RadiSys. Depreciation expense totaled approximately $2,291,000, $1,949,000 and $1,985,000 for 2006, 2005, and 2004, respectively. Depreciation expense totaled approximately $1,171,000 (unaudited) and $987,000 (unaudited) for the six months ended June 30, 2007 and July 1, 2006, respectively.

6. Geographic Information

The Business has historically formed a part of operating segments of Intel as described in Note 1. Within its historical operating segment, the Business was not separated into further reporting operating segments.

Net revenues from unaffiliated customers by geographic region/country were as follows (in thousands):

	For the Six Months Ended		For the Years Ended
	June 30, 2007	July 1, 2006	December 30, 2006	December 31, 2005	December 25, 2004
	(unaudited)	(unaudited)
Asia-Pacific	$2,384	$2,096	$5,438	$5,412	$1,170
Europe	4,177	7,592	19,495	12,745	5,330
United States	18,307	19,079	41,293	37,408	39,332
Japan	7,735	8,193	16,152	2,682	8,343

Net revenues	$32,603	$36,960	$82,378	$58,247	$54,175

Net revenue from unaffiliated customers outside the United States totaled $41,085,000, $20,839,000, and $14,843,000 for 2006, 2005, and 2004, respectively. Net revenue from unaffiliated customers outside the United States totaled $14,296,000 (unaudited) and $17,881,000 (unaudited) for the six months ended June 30, 2007 and July 1, 2006, respectively.

The following customers individually accounted for more than 10% of the Business’ net revenues during at least one period presented:

	For the Six Months Ended		For the Years Ended
	June 30, 2007	July 1, 2006	December 30, 2006	December 31, 2005	December 25, 2004
	(unaudited)	(unaudited)
Customer A	21%	17%	19%	20%	15%
Customer B	14%	13%	11%	14%	17%
Customer C	10%	13%	10%	18%	14%
Customer D	—	1%	—	4%	11%
Customer E	13%	12%	14%	6%	4%
Customer F	—	—	—	5%	17%

Net property and equipment by country was as follows (in thousands)

	June 30, 2007	December 30, 2006	December 31, 2005
	(unaudited)
United States	$168	$65	$63

	$168	$65	$63

7. Related Party Transactions

The Business purchases certain silicon product from other Intel divisions for inclusion in its products. The purchase prices approximated Intel’s cost of production. For 2006, 2005, and 2004, and for the six months ended June 30, 2007 and July 1, 2006 (unaudited) silicon product purchases from other Intel divisions by the Business represented between 2% and 8% of total product costs.

8. Indemnifications

The Business from time to time enters into types of contracts that contingently require it to indemnify parties against third-party claims. These contracts primarily relate to: (i) real estate leases, under which the Business may be required to indemnify property owners for environmental and other liabilities, and other claims arising from the Business’ use of the applicable premises, and (ii) agreements with customers who use the Business’ intellectual property, under which the Business may indemnify customers for copyright or patent infringement related specifically to use of such intellectual property.

Generally, a maximum obligation under these contracts is not explicitly stated. Historically, the Business has not been required to make payments under these obligations, and no liabilities have been recorded for these obligations in the accompanying statements of assets to be acquired.